BLACKBURN & STOLL, LC
                                Attorneys at Law
                          77 West 200 South, Suite 400
                              Salt Lake City, Utah      Telephone (801) 521-7900
                                   84101-1609           Fax (801) 521-7965

                                 January 9, 2001

Specialized Health Products International, Inc.
585 West 500 South,
Bountiful, Utah 84010

         Re: Legality of Securities to be Registered under Registration Statement on Form SB-2 (No. 333-52720)

Gentlemen:

         This opinion is delivered in our capacity as counsel to Specialized Health Products International, Inc. (the "Company") in connection with the Company's registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to up to 4,382,120 shares of the Company's common stock, $.02 par value per share, all of which shares are of Common Stock are issueable upon exercise of outstanding warrants (the "Warrant Stock").

         We have examined the Restated Certificate of Incorporation and Certificate of Amendment of Certificate of incorporation of the Company on file with the Secretary of State of the State of Delaware, the Second Amended and Restated Bylaws of the Company, such records of corporate proceedings of the Company and certificates of corporate officers of the Company as we have deemed appropriate for the purposes of this opinion, the Registration Statement and the exhibits thereto.

         The law covered by the opinions expressed herein is limited to the law of the State of Utah, Delaware General Corporation Law (including statutory provision and also all applicable provisions of the Delaware Constitution and reported judicial decision interpreting these laws) and the federal law of the United States.

         Based upon the foregoing, we are of the opinion that:

                    The shares of Warrant Stock have been authorized for issuance and reserved by the Company and will be, when issued and delivered against the exercise price therefore in accordance with the terms set forth in the Registration Statement and in the warrant agreements, validly issued, fully paid and nonassessable.

         We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Blackburn & Stoll, LC